Exhibit 99.1

Contact:	Ian Race	FOR IMMEDIATE RELEASE
	(860) 728-6515	www.utc.com

United Technologies completes sale of industrials products businesses to

The Carlyle Group and BC Partners

HARTFORD, Conn., Dec. 13, 2012 – United Technologies Corp. (NYSE:UTX) today announced it has completed the sale of its Milton Roy Co., Sullair Corp. and Sundyne Corp. industrial products businesses to BC Partners and The Carlyle Group (NASDAQ: CG) for $3.46 billion. Sale of the three former Hamilton Sundstrand industrial products businesses is another step forward in UTC’s ongoing portfolio transformation to focus on its core of aerospace and building systems.

As previously announced, proceeds from the sale will be used to repay a portion of the debt incurred to finance the acquisition of Goodrich Corporation, which closed earlier this year.

United Technologies Corp., based in Hartford, Conn., is a diversified company providing high technology products and services to the building and aerospace industries.

This release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to our transformation to focus on our core of aerospace and building systems, as well as to the use of proceeds resulting from the sale of our former Hamilton Sundstrand industrial products businesses. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statements after we distribute this release. For information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission from time to time, including, but not limited to, the information included in UTC’s Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC’s Forms 10-K and 10-Q.

UTC-IR

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